SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                  FORM 8-K/A-1

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 2003

                            Colonial Commercial Corp.
               --------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


               NEW YORK                                   1-6663
      ----------------------------                   ----------------
      (State of other Jurisdiction                  (Commission File
          of Incorporation)                              Number)

                                   11-2037182
                               -------------------
                                  (IRS Employer
                               Identification No.)


     120 NEW SOUTH ROAD, HICKSVILLE, NEW YORK             11801
     -----------------------------------------          ----------
     (Address of Principal Executive Offices)           (Zip Code)


        Registrant's Telephone Number, Including Area Code: 516-681-4647
                                                            ------------

         3601 HEMPSTEAD TURNPIKE, SUITE 121-I, LEVITTOWN, NEW YORK 11756
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

         The purpose of this Report is to amend Colonial Commercial Corp. ("the Company") current Report on Form 8-K dated October 15, 2003 relative to the acquisition of RAL Supply Group, Inc. ("RAL"). This report amends the information provided under Item 7(a) and 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)    Financial Statements of Acquired Business

                See the index at page F-1 of this report for the historical financial statements of RAL as of, and for the fiscal years ended, December 31, 2002, 2001 and 2000.

         (b)    Pro Forma Financial Information

                See index at page F-1 of this report for the unaudited pro forma financial information of the Company for the year ended
                December 31, 2002 and the nine and three months ended
                September 30, 2003.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  COLONIAL COMMERCIAL CORP.
                                                  -------------------------
                                                       (Registrant)

                                                 /S/ JAMES W. STEWART
                                                 ---------------------------
                                                     James W. Stewart
                                                     Chief Financial Officer


Date:  April 8, 2004

                            COLONIAL COMMERCIAL CORP.

INDEX TO ITEM 7(A) & (B) - FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

Financial Statements of Acquired Business
RAL Supply Group, Inc.:

         2002
         Independent Auditors Report                                 F-4

         Balance Sheet as of December 31, 2002                    F-5 - F-6

         Statement of Income and Retained Earnings for the Year
         Ended December 31, 2002                                     F-7

         Statement of Cash Flows for the Year Ended
         December 31, 2002                                           F-8

         Notes to the Financial Statements                        F-9 - F-11

         2001
         Independent Auditors Report                                  F-12

         Balance Sheet as of December 31, 2001                    F-13 - F-14

         Statement of Income and Retained Earnings for the Year
         Ended December 31, 2001                                      F-15

         Statement of Cash Flows for the Year Ended
         December 31, 2001                                            F-16

         Notes to the Financial Statements                        F-17 - F-20

         2000
         Independent Auditors Report                                  F-21

         Balance Sheet as of December 31, 2000                    F-22 - F-23

         Statement of Income and Retained Earnings for the Year
         Ended December 31, 2000                                      F-24

         Statement of Cash Flows for the Year Ended
         December 31, 2000                                            F-25

                            COLONIAL COMMERCIAL CORP.

INDEX TO ITEM 7(A) & (B) - FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL
                           INFORMATION
                                           (Continued)

         Notes to the Financial Statements                           F-26 - F-28

Pro Forma Financial Information:

         Introduction                                                    F-29

         Pro Forma Condensed Consolidated Balance Sheet as
               of December 31, 2002                                      F-30

         Pro Forma Condensed Consolidated Statements of
               Income for the Year Ended December 31, 2002.              F-31

            Pro Forma Condensed Consolidated Statement
               of Income for the Nine months Ended
               September 30, 2003                                        F-32

         Pro forma Condensed Consolidated Statement of
            Income for the Three Months Ended
               September 30, 2003                                        F-33

         Notes to Pro Forma Consolidated Financial Statements         F-34-F35

                             RAL SUPPLY GROUP, INC.

                              FINANCIAL STATEMENTS

                FOR YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                  (With Independent Auditor's Reports Thereon)

                          INDEPENDENT AUDITORS' REPORT



The RAL Supply Group, Inc.
Middletown, New York


We have audited the accompanying balance sheet of The RAL Supply Group, Inc. (an S corporation) as of December 31, 2002, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of The RAL Supply Group, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.






                          MINTZ ROSENFELD & COMPANY LLC
                          Certified Public Accountants

September 2, 2003

                           THE RAL SUPPLY GROUP, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2002


                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  108,314
  Accounts receivable                                                   690,921
  Inventory                                                           2,036,729
  Prepaid expenses and other assets                                     194,297
  Due from affiliates                                                    17,537
                                                                     ----------
TOTAL CURRENT ASSETS                                                  3,047,798
                                                                     ----------

PROPERTY AND EQUIPMENT
  Machinery and delivery equipment                                       81,836
  Office equipment                                                      138,492
  Leasehold improvements                                                990,385
                                                                     ----------
                                                                      1,210,713
  Less:  Accumulated depreciation and amortization                      449,243
                                                                     ----------
                                                                        761,470
                                                                     ----------
                                                                     $3,809,268
                                                                     ==========



See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2002

                      LIABILITIES AND SHAREHOLDER'S EQUITY



CURRENT LIABILITIES
  Line of credit, bank                                               $  306,987
  Accounts payable                                                      559,203
  Payroll and sales taxes payable                                        26,814
  Accrued expenses                                                      266,674
  Income taxes payable                                                      700
  Loan payable, shareholder                                             221,000
                                                                     ----------
TOTAL CURRENT LIABILITIES                                             1,381,378
                                                                     ----------


LONG-TERM DEBT
  Loan payable, shareholder                                             300,000
                                                                     ----------
                                                                        300,000
                                                                     ----------
SHAREHOLDER'S EQUITY
  Common stock, no par value, 200 shares authorized,
   50 shares issued and outstanding                                      10,000
  Retained earnings                                                   2,117,890
                                                                     ----------
                                                                      2,127,890
                                                                    -----------

                                                                     $3,809,268
                                                                     ==========


See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 2002

SALES, NET                                                         $ 11,569,729
                                                                   ------------

COST OF SALES
  Inventory, beginning of year                                        2,805,686
  Purchases                                                           6,819,147
  Freight-in                                                             50,798
                                                                   ------------
                                                                      9,675,631
  Less:  Inventory, end of year                                       2,036,729
                                                                   ------------
                                                                      7,638,902
                                                                   ------------

GROSS PROFIT                                                          3,930,827
                                                                   ------------

EXPENSES
  Selling and delivery                                                1,296,322
  General and administrative                                          2,506,372
                                                                   ------------
                                                                      3,802,694
                                                                   ------------

INCOME FROM OPERATIONS                                                  128,133
                                                                   ------------
OTHER INCOME (EXPENSE)
  Interest income                                                           506
  Miscellaneous income                                                   11,371
  Loss on disposal of assets                                             (4,168)
  Interest expense                                                      (14,344)
                                                                   ------------
                                                                         (6,635)
                                                                   ------------

INCOME BEFORE STATE INCOME TAX EXPENSE                                  121,498

STATE INCOME TAX EXPENSE                                                    470
                                                                   ------------

NET INCOME                                                              121,028

RETAINED EARNINGS, Beginning of year                                  1,996,862
                                                                   ------------

RETAINED EARNINGS, End of year                                     $  2,117,890
                                                                   ============


See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $   121,028
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization                                       39,014
    Loss on disposal of assets                                           4,168
    Provision for uncollectible accounts                                11,477
                                                                   -----------
                                                                       175,687
                                                                   -----------
  CHANGES IN OPERATING ASSETS AND LIABILITIES
    Accounts receivable                                                205,670
    Inventory                                                          768,957
    Prepaid expenses and other assets                                  (60,110)
    Due from affiliates                                                 (7,389)
    Accounts payable                                                   (39,091)
    Payroll and sales taxes payable                                       (757)
    Accrued expenses                                                   (47,407)
    Income taxes payable                                                   645
    Security deposit payable                                            (1,733)
                                                                   -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                              994,472
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in loans receivable                                             875
                                                                   -----------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                  875
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in line of credit, bank                              (1,052,614)
  Net decrease in loans payable, shareholder                           (54,000)
  Repayments of long-term debt                                         (35,673)
                                                                   -----------
NET CASH USED IN FINANCING ACTIVITIES                               (1,142,287)
                                                                   -----------

NET DECREASE IN CASH                                                  (146,940)

CASH, Beginning of year                                                255,254
                                                                   -----------

CASH, End of year                                                  $   108,314
                                                                   ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest and income taxes was $14,344 and $3,503 respectively. The Company disposed of property and equipment with an original cost of $83,561 and accumulated depreciation of $79,393 in a non cash transaction.

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
The Company, which was incorporated under the laws of the State of New York on January 21, 1993, is a wholesale distributor of plumbing and heating supplies and conducts its operations through numerous outlets. The Company extends credit to its customers, all of whom are located in the States of New York and New Jersey.

INVENTORY
Inventory is valued at the lower of cost, using the first-in, first-out method, or market.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Depreciation and amortization of property and equipment is determined using the straight-line and accelerated methods based on the estimated useful lives of the assets.

INCOME TAXES
The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. This election has also been made in the States of New York and New Jersey. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. However, the States of New York and New Jersey impose a tax at a reduced rate.

ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

NOTE 2 - ACCOUNTS RECEIVABLE
The Company considers accounts receivable to be fully collectable and accordingly, no allowance for doubtful accounts is required.

NOTE 3 - CASH
The Company customarily maintains cash balances in banks, which exceed the maximum FDIC coverage of $100,000. As of December 31, 2002, there was no balance in excess of the FDIC coverage.

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002



NOTE 4 - LINE OF CREDIT, BANK

The Company has a three-year $3,000,000 revolving line of credit from a bank expiring June 30, 2004. Maximum borrowings are limited to percentages of eligible accounts receivable and inventory, and subject to other restrictions. Interest is payable monthly at prime (4.25% at December 31, 2002) less 1.20%. The line is collateralized by substantially all of the Company's assets, and has a limited guaranty by the sole shareholder.

NOTE 5 - LEASES

The Company has six leases for office and warehouse space with entities that are controlled by the Company's shareholder. All of the leases are "net" leases and expire at various times through August 31, 2008. These leases contain options to renew for two additional five-year terms. The monthly minimum base payments required by the terms of the leases are increased at the lease anniversary dates if there is an increase in the consumer price index. Rent expense, for the purposes of financial statement presentation, includes payments made for real estate taxes, and is reduced by rental income received under a sub lease.

         The following is a summary of rental expense under these operating leases:

         Minimum rentals                       $ 603,484
         Contingent rentals                      136,121
         Less: Sublease rentals                  (17,333)
                                               ---------
         Total rent expense                    $ 722,272
                                               =========

The Company also leases delivery equipment in accordance with a non-cancelable lease agreement, which expires at various times through August 2006. Rent expense for this delivery equipment for the year ended December 31, 2002, was $39,504.

         Future minimum lease payments are as follows:


         2003                                 $ 646,956
         2004                                   646,956
         2005                                   628,452
         2006                                   617,340
         2007                                   607,452
         Thereafter                             286,432
                                             ----------
                                             $3,433,588
                                             ----------

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2002




NOTE 6 - SUB LEASE

The Company entered into a sub-lease agreement with a third party for a small section of one of its locations. This agreement was terminated in October 2002. The Company received rent totaling $17,333 during the year. The Company has recorded the income against rent expense.


NOTE 7 - RELATED PARTY TRANSACTIONS

The Company has a noninterest-bearing demand loan of $221,000 from its shareholder, which has been classified as short term. In addition, The Company has a $300,000 loan from its shareholder, which is subordinated to the Company's line of credit.

For the year ended December 31, 2002, the Company received $184,599 in expense reimbursements from two affiliated entities. These reimbursements related to employee benefit and administrative expenses, and have been recorded directly against their respective expense accounts for presentation in these financial statements. At December 31, 2002, the Company has a receivable of $17,537 from these same two affiliated entities regarding these reimbursements.

NOTE 8 - DEFINED CONTRIBUTION PLAN - 401(K) PLAN

The Company has a defined contribution pension plan that covers substantially all of it's employees, as well as the employees of two affiliated entities. The Plan allows participants to make pre-tax voluntary contributions. The Company is required to make annual contributions in an amount equal to 20% of the participant's elective deferral up to a maximum of 5% of the participant's eligible compensation. Additional contributions may be made at the discretion of the Board of Directors. The Company's contribution to the Plan was $7,778.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholder
The RAL Supply Group, Inc.
Middletown, New York


We have audited the accompanying balance sheet of The RAL Supply Group, Inc. (an S corporation) as of December 31, 2001, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of The RAL Supply Group, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.







                                        MINTZ ROSENFELD & COMPANY LLC
                                        Certified Public Accountants
September 2, 2003

                           THE RAL SUPPLY GROUP, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2001

                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  255,254
  Accounts receivable, net of allowance for uncollectible               908,070
   accounts of $9,077
  Loans receivable                                                          875
  Inventory                                                           2,805,686
  Prepaid expenses and other assets                                     134,187
  Due from affiliates                                                    10,148
                                                                     ----------
TOTAL CURRENT ASSETS                                                  4,114,220
                                                                     ----------

PROPERTY AND EQUIPMENT
  Machinery and delivery equipment                                      165,396
  Office equipment                                                      138,492
  Leasehold improvements                                                990,385
                                                                     ----------
                                                                      1,294,273
  Less:  Accumulated depreciation and amortization                      489,623
                                                                     ----------
                                                                        804,650
                                                                     ----------
                                                                     $4,918,870
                                                                     ==========

See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2001

                      LIABILITIES AND SHAREHOLDER'S EQUITY



CURRENT LIABILITIES
  Short-term borrowings                                              $1,359,601
  Current portion of long-term debt                                       4,202
  Accounts payable                                                      598,294
  Payroll and sales taxes payable                                        27,571
  Accrued expenses                                                      314,081
  Income taxes payable                                                       55
  Loan payable, shareholder                                             275,000
                                                                     ----------
TOTAL CURRENT LIABILITIES                                             2,578,804
                                                                     ----------

SECURITY DEPOSIT PAYABLE                                                  1,733

LONG-TERM DEBT
  Non current portion of long-term debt                                  31,471
  Loan payable, shareholder                                             300,000
                                                                     ----------
                                                                        333,204
                                                                     ----------
SHAREHOLDER'S EQUITY
  Common stock, no par value, 200 shares authorized,
   50 shares issued and outstanding                                      10,000
  Retained earnings                                                   1,996,862
                                                                     ----------
                                                                      2,006,862
                                                                     ----------
                                                                     $4,918,870
                                                                     ==========




See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 2001


SALES, NET                                                         $ 14,264,938
                                                                   ------------

COST OF SALES
  Inventory, beginning of year                                        3,678,249
  Purchases                                                           8,457,677
  Freight-in                                                             61,327
                                                                   ------------
                                                                     12,197,253
  Less:  Inventory, end of year                                       2,805,686
                                                                   ------------
                                                                      9,391,567

GROSS PROFIT                                                          4,873,371
                                                                   ------------

EXPENSES
  Selling                                                             1,538,062
  General and administrative                                          2,821,816
                                                                   ------------
                                                                      4,359,878

INCOME FROM OPERATIONS                                                  513,493
                                                                   ------------

OTHER INCOME (EXPENSE)
  Interest income                                                        10,466
  Miscellaneous income                                                   17,152
  Gain on sale of assets                                                  5,157
  Interest expense                                                     (125,279)
                                                                   ------------
                                                                        (92,504)

INCOME BEFORE STATE INCOME TAX EXPENSE                                  420,989

STATE INCOME TAX EXPENSE                                                  4,285
                                                                   ------------

NET INCOME                                                              416,704

RETAINED EARNINGS, Beginning of year                                  1,580,158
                                                                   ------------

RETAINED EARNINGS, End of year                                     $  1,996,862
                                                                   ============


See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                        $   416,704
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation                                                         55,089
    Gain on sale of assets                                               (5,157)
                                                                    -----------
                                                                        466,636
                                                                    -----------
  CHANGES IN OPERATING ASSETS AND LIABILITIES
    Accounts receivable                                                 561,129
    Inventory                                                           872,563
    Prepaid expenses and other assets                                    50,998
    Due from affiliates                                                  70,525
    Accounts payable                                                   (746,893)
    Payroll and sales taxes payable                                     (75,977)
    Accrued expenses                                                    (73,816)
    Income taxes payable                                                 (3,185)
    Security deposit payable                                              1,733
                                                                    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                             1,123,713
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of assets                                           11,500
  Decrease in loans receivable                                            4,337
                                                                    -----------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                15,837
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in short-term borrowings                                (879,089)
  Net decrease in loans payable, shareholder                           (125,000)
  Repayments of long-term debt                                           (4,077)
                                                                    -----------
NET CASH USED IN FINANCING ACTIVITIES                                (1,008,166)
                                                                    -----------

NET INCREASE IN CASH                                                    131,384

CASH, Beginning of year                                                 123,870
                                                                    -----------

CASH, End of year                                                   $   255,254
                                                                    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest and income taxes was $ 145,316 and $7,510 respectively.


See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
The Company, which was incorporated under the laws of the State of New York on January 21, 1993, is a wholesale distributor of plumbing and heating supplies and conducts its operations through numerous outlets. The Company extends credit to its customers, all of whom are located in the States of New York and New Jersey.

ACCOUNTS RECEIVABLE
Accounts receivable is recorded net of an allowance for expected losses. The allowance is estimated from historical performance and projection of trends.

INVENTORY
Inventory is valued at the lower of cost, using the first-in, first-out method, or market.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Depreciation of property and equipment is determined using the straight-line and accelerated methods based on the estimated useful lives of the assets.

INCOME TAXES
The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. This election has also been made in the States of New York and New Jersey. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. However, the States of New York and New Jersey do impose a tax at a reduced rate at the corporate level and accordingly, a provision and liability for this tax has been recorded.

ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


NOTE 2 - CASH

The Company customarily maintains in banks cash balances which exceed the maximum FDIC coverage of $100,000. As of December 31, 2001, there was $76,246 in excess of the FDIC coverage.

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001



NOTE 3 - LINE OF CREDIT, BANK

The Company has a three-year $3,000,000 revolving line of credit from a bank expiring June 30, 2004. Maximum borrowings are limited to percentages of eligible accounts receivable and inventory, and subject to other restrictions. Interest is payable monthly at prime (4.5% at December 31, 2001) less 1.35%. The line is collateralized by substantially all of the Company's assets, and has a limited guaranty by the sole shareholder.

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:


Note payable, bank, with monthly principal and interest payments ranging from $435 to $495 including interest ranging from 3.0% to 9.0% through August 2009.
This note is secured by the real estate of an affiliated entity.     $ 35,673

Less:  Current portion of long-term debt                                4,202
                                                                     --------
                                                                     $ 31,471
                                                                     ========

Future maturities of the long-term debt are as follows:

    2002                                                              $ 4,202
    2003                                                                4,206
    2004                                                                4,165
    2005                                                                4,422
    2006                                                                4,630
    Thereafter                                                         14,048
                                                                     --------
                                                                     $ 35,673
                                                                     ========

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

NOTE 5 - LEASES

The Company has six leases for office and warehouse space with entities that are controlled by the Company's shareholder. All of the leases are "net" leases and expire at various times through August 31, 2008. These leases contain options to renew for two additional five-year terms. The monthly minimum base payments required by the terms of the leases are increased at the lease anniversary dates if there is an increase in the consumer price index. Rent expense, net of rental income of $3,000 from a third party, amounted to $717,179

The Company also leases delivery equipment in accordance with a non-cancelable lease agreement which expires in August 2006. Rent expense for this delivery equipment for the year ended December 31, 2001, was $39,504.

The following is a summary of rental expense under these operating leases:

      Minimum rentals                                            $   591,844
      Contingent rentals                                             131,802
      Less: Sublease rentals                                          (6,467)
                                                                 -----------
                                                                 $   717,179
                                                                 ===========
Future minimum lease payments are as follows:

      2002                                                        $ 646,956
      2003                                                          646,956
      2004                                                          646,956
      2005                                                          628,452
      2006                                                          617,340
      Thereafter                                                    893,884
                                                                 ----------
                                                                 $4,080,544
                                                                 ==========




NOTE 6 - SUB LEASE

Effective November 1, 2001, the Company entered into a 5 year sub-lease agreement with a third party for a small section of one of its locations. The Company is to receive $1,733 per month in rent for the first three years, at which time the rent will be increased by the lesser of the Consumer Price Index or 3%. The Company has received $3,467 in rental income for the year ended December 31, 2001 and has recorded the income directly against the rental expense of this location. The total amount of rental income expected to be received under this sub lease agreement is $105,228, assuming a 3% increase after 3 years.

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

NOTE 6 - SUB LEASE (CONTINUED)

         In addition, the Company has received a refundable security deposit of $1,733 from this third party.

         The following is a summary of future rental income under the sub lease agreement:


             2002                                             $   20,796
             2003                                                 20,796
             2004                                                 20,903
             2005                                                 21,529
             2006                                                 17,737
                                                              ----------
                                                              $  101,761
                                                              ==========

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company has a noninterest-bearing demand loan of $275,000 from its shareholder, which has been classified as short term. In addition, the Company has a $300,000 loan from its shareholder, which is subordinated to the Company's line of credit.

For the year ended December 31, 2001, the Company received $122,211 in expense reimbursements from two affiliated entities. These reimbursements related to employee benefit and administrative expenses, and have been recorded directly against their respective expense accounts for presentation in these financial statements

Effective January 2001, the Company entered into a one-year, renewable service agreement with a related entity for certain management, bookkeeping and computer services. The Company paid $48,000 for these services for the year ended December 31, 2001. In January 2002, this agreement was renewed for one additional year.


NOTE 8 - DEFINED CONTRIBUTION PLAN - 401(K) PLAN

The Company has a defined contribution pension plan that covers substantially all of its employees, as well as the employees of two affiliated entities. The Plan allows participants to make pre-tax voluntary contributions. The Company is required to make annual contributions in an amount equal to 20% of the participant's elective deferral up to a maximum of 5% of the participant's eligible compensation. Additional contributions may be made at the discretion of the Board of Directors. The Company's contribution to the Plan for 2001 was $14,785.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholder
The RAL Supply Group, Inc.
Middletown, New York


We have audited the accompanying balance sheet of The RAL Supply Group, Inc. (an S corporation) as of December 31, 2000, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of The RAL Supply Group, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.



                                        MINTZ ROSENFELD & COMPANY LLC
                                        Certified Public Accountants
September 2, 2003

                           THE RAL SUPPLY GROUP, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2000


                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  123,870
  Accounts receivable, net of allowance for uncollectible
   accounts of $16,600                                                1,469,199
  Loans receivable                                                        5,212
  Inventory                                                           3,678,249
  Prepaid expenses and other assets                                     185,185
  Due from affiliates                                                    80,673
                                                                     ----------
TOTAL CURRENT ASSETS                                                  5,542,388
                                                                     ----------

PROPERTY AND EQUIPMENT
  Machinery and delivery equipment                                      204,168
  Office equipment                                                      138,493
  Leasehold improvements                                                990,385
                                                                     ----------
                                                                      1,333,046
  Less:  Accumulated depreciation and amortization                      466,964
                                                                     ----------
                                                                        866,082
                                                                     ----------
                                                                     $6,408,470
                                                                     ==========

See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2000



                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Line of credit, bank                                               $2,238,690
  Current portion of long-term debt                                       4,076
  Accounts payable                                                    1,345,187
  Payroll and sales taxes payable                                       103,548
  Income taxes payable                                                    3,240
  Accrued expenses                                                      387,897
  Loan payable, shareholder                                             700,000
                                                                     ----------
TOTAL CURRENT LIABILITIES                                             4,782,638
                                                                     ----------

LONG-TERM DEBT                                                           35,674
                                                                     ----------
SHAREHOLDER'S EQUITY
  Common stock, no par value, 200 shares authorized,
   50 shares issued and outstanding                                      10,000
  Retained earnings                                                   1,580,158
                                                                     ----------
                                                                      1,590,158
                                                                     ----------

                                                                     $6,408,470
                                                                     ==========

See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 2000


SALES, NET                                                         $ 18,611,266
                                                                   ------------

COST OF SALES
  Inventory, beginning of year                                        4,095,945
  Purchases                                                          12,588,880
  Freight-in                                                            106,453
                                                                   ------------
                                                                     16,791,278
  Less:  Inventory, end of year                                       3,678,249
                                                                   ------------
                                                                     13,113,029

GROSS PROFIT                                                          5,498,237
                                                                   ------------

EXPENSES
  Selling                                                             1,806,981
  General and administrative                                          3,110,477
                                                                   ------------
                                                                      4,917,458

INCOME FROM OPERATIONS                                                  580,779
                                                                   ------------

OTHER INCOME (EXPENSE)
  Interest income                                                           978
  Miscellaneous income                                                    9,472
  Interest expense                                                     (232,288)
  Loss on sale of assets                                                (11,957)
                                                                   ------------
                                                                       (233,795)

INCOME BEFORE STATE INCOME TAX EXPENSE                                  346,984

STATE INCOME TAX EXPENSE                                                  3,200
                                                                   ------------

NET INCOME                                                              343,784

RETAINED EARNINGS, Beginning of year                                  1,236,374
                                                                   ------------

RETAINED EARNINGS, End of year                                     $  1,580,158
                                                                   ============







See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                          $ 343,784
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation                                                        104,786
    Loss on write off of intangible assets                               14,000
    Loss on sale of assets                                               11,957
                                                                      ---------
                                                                        474,527
  CHANGES IN OPERATING ASSETS AND LIABILITIES
    Accounts receivable                                                 458,839
    Inventory                                                           417,696
    Prepaid expenses and other assets                                   153,291
    Due from affiliates                                                 (16,314)
    Accounts payable                                                   (856,411)
    Payroll and sales taxes payable                                     (31,947)
    Income taxes payable                                                  3,040
    Accrued expenses                                                    100,696
                                                                      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                               703,417
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of assets                                           59,433
  Purchase of property and equipment                                    (25,260)
  Decrease in loans receivable                                            6,922
                                                                      ---------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                41,095
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in line of credit, bank                                  (70,586)
  Net increase in loans payable, shareholder                             70,000
  Repayments of long-term debt                                         (684,648)
                                                                      ---------
NET CASH USED IN FINANCING ACTIVITIES                                  (685,234)
                                                                      ---------

NET INCREASE IN CASH                                                     59,278

CASH, Beginning of year                                                  64,592
                                                                      ---------

CASH, End of year                                                     $ 123,870
                                                                      =========

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest and income taxes was $228,397 and $406, respectively.



See accompanying notes to the financial statements.

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
The Company, which was incorporated under the laws of the State of New York on January 21, 1993, is a wholesale distributor of plumbing and heating supplies and conducts its operations through numerous outlets. The Company extends credit to its customers, most of whom are located in the States of New York and New Jersey.

ACCOUNTS RECEIVABLE
Accounts receivable is recorded net of an allowance for expected losses. The allowance is estimated from historical performance and projection of trends.

INVENTORY
Inventory is valued at the lower of cost, using the first-in, first-out method, or market.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Depreciation of property and equipment is determined using the straight-line and accelerated methods based on the estimated useful lives of the assets.

INCOME TAXES
The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. This election has also been made in the States of New York and New Jersey. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. However, the States of New York and New Jersey do impose a tax at a reduced rate at the corporate level and accordingly, a provision and liability for this tax has been recorded.

ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

NOTE 2 - CASH
The Company customarily maintains in banks cash balances which exceed the maximum FDIC coverage of $100,000. As of December 31, 2000, there was $147,775 in excess of the FDIC coverage.

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 3 - LINE OF CREDIT, BANK

The Company has a two-year $3,000,000 renewable line of credit from a bank expiring September 30, 2001. Maximum borrowings are limited to percentages of eligible accounts receivable and inventory, and subject to other restrictions. Interest is payable monthly at prime (9.5% at December 31, 2000) plus 1%. The line is collateralized by substantially all of the Company's assets. The loan agreement contains certain restrictions including the prohibition of the payment of dividends.

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:

Note payable, bank, with monthly principal and interest payments ranging from $435 to $495 including interest ranging from 3.0% to 9.0% through August 2009.
This note is secured by the real estate of an affiliated entity.    $ 39,750

Less:  Current portion of long-term debt                               4,076
                                                                    --------
                                                                    $ 35,674
                                                                    ========

Future maturities of the long-term debt are as follows:


    2001                                                          $  4,076
    2002                                                             4,203
    2003                                                             4,206
    2004                                                             4,165
    2005                                                             4,422
    Thereafter                                                      18,678
                                                                  --------
                                                                  $ 39,750
                                                                  ========

                           THE RAL SUPPLY GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 5 - LEASES

The Company has six leases for office and warehouse space with entities that are controlled by the Company's shareholder. All of the leases are "net" leases and expire at various times through August 31, 2008. These leases contain options to renew for two additional five-year terms. The monthly minimum base payments required by the terms of the leases are increased at the lease anniversary dates if there is an increase in the consumer price index. Rent expense, net of reimbursements of $48,000 from related parties, amounted to $493,721.

The Company also leases delivery equipment in accordance with a non-cancelable lease agreement which expires in March 2005. Rent expense for this delivery equipment for the year ended December 31, 2000, was $49,242.

Future minimum lease payments are as follows:
    2001                                               $    582,792
    2002                                                    582,792
    2003                                                    582,792
    2004                                                    582,792
    2005                                                    544,398
    Thereafter                                            1,311,600
                                                       ------------
                                                       $  4,187,166
                                                       ============

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has a noninterest-bearing demand loan from its shareholder. The loan is subordinated to the Company's line of credit.

For the year ended December 31, 2000, the Company received $846,897 in expense reimbursements from two affiliated entities. These reimbursements related to employee leasing, office rent and other miscellaneous administrative expenses, and have been recorded directly against their respective expense accounts for presentation in these financial statements. This intercompany arrangement terminated as of December 31, 2000.

NOTE 7 - PROFIT-SHARING PLAN

The Company has a defined contribution pension plan covering substantially all employees. The Plan allows participants to make before tax voluntary contributions ("elective deferrals"). The Company is required to make annual contributions in an amount equal to 20% of the participant's elective deferral up to a maximum of 5% of the participant's eligible compensation. Additional contributions may be made at the discretion of the Board of Directors. The Company's contribution to the Plan for 2000 was $16,850.

                               UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following pro forma condensed consolidated financial statements were prepared to illustrate the estimated effects of (i) the Company's acquisition (via its wholly owned subsidiary, RAL Purchasing, Inc.) of RAL Supply Group, Inc. ("RAL"), accounted for under the purchase method of accounting, (ii) the borrowing of approximately $2,147,000 under the Company's line of credit, and
(iii) the use of proceeds from the line of credit, as described in the notes to the unaudited pro forma condensed consolidated financial statements (collectively, the "Pro Forma Transactions"). The unaudited pro forma condensed consolidated balance sheet combines the Company's December 31, 2002 condensed consolidated balance sheet with RAL's December 31, 2002 balance sheet and gives effect to the Pro Forma Transaction as if they had occurred on January 1, 2002, the first day of the Company's most recently completed year-end. The unaudited pro forma condensed consolidated statement of operation for the year ended December 31, 2002 combines the Company's historical results for the year ended December 31, 2002, giving effect to the Pro Forma Transactions as if they had occurred as of January 1, 2002, the first day of the Company's most recently completed year-end. The unaudited pro forma condensed statement of operations for the three months and nine months ended September 30, 2003, combines the Company's historical results for the nine months ended September 30, 2003 and the three months ended September 30, 2003, also giving effect to the Pro Forma Transactions as if they had occurred as of January 1, 2003.

The unaudited pro forma condensed consolidated financial statements were prepared utilizing the accounting principles of the respective entities, as outlined in each entity's historical financial statements. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the dates indicated, or the results that may be obtained in the future.

The pro forma condensed consolidated statements are based on, and should be read in conjunction with, the audited financial statements, including the notes thereto, of the Company and RAL.

The audited financial statements of RAL as of and for the years ended December 31, 2002, 2001 and 2000 are included herein.

                            COLONIAL COMMERCIAL CORP.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                             As of December 31, 2002

                                                              Historical
                                                    ----------------------------    Pro Forma
                                                      Colonial           RAL        Adjustments      Pro Forma
    Assets
Current assets:
  Cash and cash equivalents                         $    296,764         108,314                        405,078
  Accounts receivable, net                             5,186,893         690,921                      5,877,814
  Inventory                                            5,730,224       2,036,729                      7,766,953
  Prepaid expenses and other current assets              338,251         211,834                        550,085
                                                    ------------    ------------   ------------    ------------
                 Total current assets                 11,552,132       3,047,798           --        14,599,930
Property and equipment, net                              631,948         761,470         15,000 A     1,408,418
Goodwill                                               1,416,929            --          211,204 B     1,628,133
Other Intangibles                                         85,833            --           10,000 B        95,833
                                                    ------------    ------------   ------------    ------------
                                                    $ 13,686,842       3,809,268        236,204      17,732,314
                                                    ============    ============   ============    ============
   Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Accounts payable                                  $  2,446,886         559,203                      3,006,089
  Accrued liabilities                                  1,216,051         293,488                      1,509,539
  Income taxes payable                                    40,230             700                         40,930
  Borrowings under credit facility                    10,350,889         306,987      2,585,094 C    13,242,970
  Investment in unconsolidated subsidiary,
     in bankruptcy, carried at cost                      219,007            --                          219,007
  Loan payable, shareholder                                 --           221,000       (221,000)D          --
  Notes payable - current portion                         30,889            --                           30,889
                                                    ------------    ------------   ------------    ------------
              Total current liabilities               14,303,952       1,381,378      2,364,094      18,049,424
Loan payable, shareholder                                   --           300,000       (300,000)D          --
Notes payable, excluding current portion                  64,775            --          300,000 E       364,775
                                                    ------------    ------------   ------------    ------------
                  Total liabilities                   14,368,727       1,681,378      2,364,094      18,414,199
                                                    ------------    ------------   ------------    ------------

Stockholders' equity (deficit):
  Convertible preferred stock                             73,213            --             --            73,213
  Common stock                                            80,190          10,000        (10,000)F        80,190
  Additional paid-in capital                           8,966,513            --             --         8,966,513
  Retained earnings (deficit)                         (9,801,801)      2,117,890     (2,117,890)F    (9,801,801)
                                                    ------------    ------------   ------------    ------------
             Total stockholders' deficit                (681,885)      2,127,890     (2,127,890)       (681,885)

                                                    $ 13,686,842       3,809,268        236,204      17,732,314
                                                    ============    ============   ============    ============

See accompanying notes to the financial statements.

                            COLONIAL COMMERCIAL CORP.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 2002

                                                               Historical
                                                      -----------------------------    Pro Forma
                                                       Colonial             RAL        Adjustments     Pro Forma
Sales                                                 $ 36,998,800      11,569,729                      48,568,529
Cost of sales                                           26,379,504       7,638,902         (50,000)G    33,968,406
                                                      ------------    ------------    ------------    ------------
     Gross profit                                       10,619,296       3,930,827          50,000      14,600,123

Selling, general and administrative expenses, net       10,392,729       3,802,694        (213,000)H    14,000,423
                                                                                             3,000 I
                                                                                            15,000 M
                                                      ------------    ------------    ------------    ------------
     Operating income                                      226,567         128,133         245,000         599,700

Interest income                                              1,939             506                           2,445
Other income                                               285,971           7,203                         293,174
Interest expense                                          (583,620)        (14,344)         14,344 J      (751,480)
                                                                                          (167,860)K
                                                      ------------    ------------    ------------    ------------
     Income (loss) from continuing operations
        before income taxes                                (69,143)        121,498          91,484         143,839

Income taxes                                                37,167             470           8,234 L        45,871
                                                      ------------    ------------    ------------    ------------
     Income (loss) from continuing operations         $   (106,310)        121,028          83,250          97,968

Discontinued operation
Net income from operations of discontinued segments      3,300,695            --              --         3,300,695
                                                      ------------    ------------    ------------    ------------
    Net income                                        $  3,194,385         121,028          83,250       3,398,663
                                                      ============    ============    ============    ============

Income (loss) per common share:
  Basic:
    Income (loss) from continuing operations          $      (0.07)           --              --              0.06
    Income on discontinued operation                  $       2.06            --              --              2.06
                                                      ------------    ------------    ------------    ------------
    Net income per common share                       $       1.99            --              --              2.12
                                                      ============    ============    ============    ============

  Diluted:
    Income (loss) from continuing operations          $      (0.07)           --              --              0.03
    Income on discontinued operation                  $       2.06            --              --              1.08
                                                      ------------    ------------    ------------    ------------
    Net income per common share                       $       1.99            --              --              1.11
                                                      ============    ============    ============    ============
Weighted average shares outstanding:
  Basic                                                  1,603,777            --              --         1,603,777
  Diluted                                                1,603,777            --              --         3,068,046



See accompanying notes to the financial statements.

                            COLONIAL COMMERCIAL CORP.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 2003

                                                               Historical
                                                      -----------------------------    Pro Forma
                                                       Colonial             RAL        Adjustments     Pro Forma
Net sales                                           $ 30,368,961       6,986,330                      37,355,291
Cost of sales                                         21,681,398       4,376,251         (37,500) G   26,020,149
                                                    ------------    ------------    ------------    ------------
     Gross profit                                      8,687,563       2,610,079          37,500      11,335,142

Selling, general and administrative expenses, net      8,096,637       2,380,603        (106,500) H   10,371,740
                                                                                           1,000  I
                                                    ------------    ------------    ------------    ------------
     Operating Income                                    590,926         229,476         143,000         963,402

Interest income                                              694                                             694
Other income                                             274,217                                         274,217
Interest expense                                        (447,606)           (778)            778  J     (503,559)
                                                                                         (55,953) K
                                                    ------------    ------------    ------------    ------------
    Income before income taxes                           418,231         228,698          87,825         734,754

Income taxes expense (recovery)                          (19,163)           --             7,904  L      (11,259)
                                                    ------------    ------------    ------------    ------------
    Net income                                      $    437,394         228,698          79,921         746,013
                                                    ============    ============    ============    ============


Income per common share:
   Basic:                                           $       0.24            --              --              0.41
   Diluted                                          $       0.13            --              --              0.22

                                                    ------------    ------------    ------------    ------------
Weighted average shares outstanding:
  Basic                                                1,833,352            --              --         1,833,352
  Diluted                                              3,339,205            --              --         3,339,205


                            COLONIAL COMMERCIAL CORP.
            Unaudited Pro Forma Consolidated Statement of Operations
                  For the Three months Ended September 30, 2003

                                                               Historical
                                                    ----------------------------      Pro Forma
                                                        Colonial          RAL        Adjustments      Pro Forma
Net sales                                           $ 11,321,632       2,487,787                      13,809,419
Cost of sales                                          8,097,564       1,607,426          75,000 G     9,779,990
                                                    ------------    ------------    ------------    ------------
     Gross profit                                      3,224,068         880,361         (75,000)      4,029,429

Selling, general and administrative expenses, net      2,841,206         765,072         (17,849)H     3,588,429
                                                                                           1,000 I         1,000
                                                    ------------    ------------    ------------    ------------
     Operating Income (loss)                             382,862         115,289         (58,151)        440,000

Interest income                                              370                                             370
Other income                                             134,410                                         134,410
Interest expense                                        (149,182)           --                   J      (149,182)
                                                                                         (55,953)K       (55,953)
                                                    ------------    ------------    ------------    ------------
    Income (loss) before income taxes                    368,460         115,289        (114,104)        369,645

Income taxes (recovery)                                   42,801            --           (10,269)L        32,532
                                                    ------------    ------------    ------------    ------------
    Net Income (loss)                               $    325,659         115,289        (103,835)        337,113
                                                    ============    ============    ============    ============


Income (loss) per common share:
   Basic:                                           $       0.14            --              --              0.14
   Diluted                                          $       0.08            --              --              0.08
                                                    ------------    ------------    ------------    ------------
Weighted average shares outstanding:
  Basic                                                2,405,794            --              --         2,405,794
  Diluted                                              3,971,877            --              --         3,971,877
                                                    ------------    ------------    ------------    ------------

                            COLONIAL COMMERCIAL CORP.
         Notes to Pro Forma Condensed Consolidated Financial Statements

A -To reflect the anticipated cost of purchasing 20 new PC's to be used at RAL's counters in place of their "dump terminals" (at a cost of $750 each).

B -To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). The purchase price, purchase price allocation and financing of the transaction are summarized as follows:

     PURCHASE PRICE PAID AS:
     ----------------------

     Borrowings on the Company's credit facility                    $ 2,147,061

     Direct Acquisition Costs                                           121,204

     5 Year unsecured notes issued by RAL Purchasing, Inc.
       to a third party, at an annual rate of 9%                        300,000
                                                                     ----------

     Total outlay                                                    $2,568,265
                                                                     ==========

     ALLOCATED TO:

     Historical book value of RAL's assets and liabilities   2,347,061

    ADJUSTMENT TO REFLECT ASSETS AND LIABILITIES AT FAIR VALUE:

     Non-compete agreement                                      10,000
                                                           -----------

     Total allocation                                                 2,357,061
                                                                    -----------

     Goodwill                                                       $   211,204
                                                                    ===========

C -To reflect the borrowings under the credit line necessary to finance the majority of the purchase price.

D -To reflect the required payment of RAL's shareholders loans at the closing.

E -To reflect issuance of two 5 year notes totaling $300,000, bearing interest at an annual rate of 9%, necessary to fund the balance of the purchase price. Notes require monthly interest only payments and five annual balloon payments.

F    -To reflect the elimination of the stockholders' equity accounts of RAL.

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                            COLONIAL COMMERCIAL CORP.

   Notes to Pro Forma Condensed Consolidated Financial Statements (continued)


G -To reflect the benefit from the anticipated volume discounts Universal should be able to obtain due to the added purchasing volume of RAL.

H -To reflect the reduction in RAL's administrative expenses going forward through: 1) the utilization of Universal's administrative staff to perform certain functions previously performed by RAL's staff and 2) anticipated cost savings on RAL's annual professional and computer expenses.

I - To reflect the anticipated depreciation expense due to the purchase of 20 new PC's for RAL (see note A above).

J -To reflect the anticipated elimination of RAL's interest expense due to the fact that their loans payable to shareholders were paid at the closing.

K -To reflect the interest expense on the borrowing to finance the majority of the purchase price of RAL. The interest expense was calculated based on the weighted average interest rate on Universal's credit line for the year ended 12/31/02 and the six months ended 6/30/03 (5.86%), as that was the facility used to finance the majority of the purchase price. A 10% increase in the incremental rate would increase interest expense by $16,786 for the calendar year and $8,393 for the six-month period.

L - To reflect the state tax effect of the pro forma adjustments expected to impact the Universal's state taxable income. Due to the fact that the Company files a consolidated federal return, the federal taxable income generated at Universal as a result of this acquisition is expected to be offset by a tax benefit on the Company's books.

M -To reflect the anticipated one time start-up costs associated with the purchase of RAL, comprised of the following:

         Conversion of RAL's data to USG's System                  $    15,000

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